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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF NCR CORPORATION

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                                                             Organized under the
                                                                   Laws of
Compris Technologies, Inc.                                         Georgia
Data Pathing Incorporated                                         Delaware
International Investments Inc.                                    Delaware
The National Cash Register Company                                Maryland
NCR Autotec Inc.                                                  Delaware
NCR European Logistics, Inc.                                      Delaware
The NCR Foundation                                                  Ohio
NCR Government Systems Corporation                                Delaware
NCR International, Inc.                                           Delaware
NCR Ivory Coast, Inc.                                             Delaware
NCR Overseas Trade Corporation                                    Delaware
NCR Personnel Services Inc.                                       Delaware
NCR Scholarship Foundation                                          Ohio
North American Research Corporation                               Delaware
Old River Software Inc.                                           Delaware
Quantor Corporation                                               Delaware
Sparks, Inc.                                                        Ohio
Teradata Corporation                                              Delaware
Teradata International Corporation                                Delaware
The Microcard Corporation                                         Delaware
NCR Argentina S.A.                                                Argentina
NCR Australia Pty. Limited                                        Australia
NCR Superannuation Nominees, Ltd.                                 Australia
NCR Oesterreich Ges.m.b.H.                                         Austria
NCR (Bahrain) W.L.L.                                               Bahrain
NCR Belgium & Co.                                                  Belgium
NCR (Bermuda) Limited                                              Bermuda
NCR Services Limited                                               Bermuda
Global Assurance Limited                                           Bermuda
NCR Brasil Ltda                                                    Brazil
NCR Monydata Ltda.                                                 Brazil
NCR Bulgaria Ltd.                                                 Bulgaria
NCR Cameroon, S.A.                                                Cameroon
NCR Canada Ltd.                                                    Canada
NCR de Chile, S.A.                                                  Chile
NCR (Shanghai) Technology Services Ltd.                             China
NCR Colombia S.A.                                                 Colombia
NCR Croatia d.o.o.                                                 Croatia
NCR (Cyprus) Limited                                               Cyprus
NCR (Middle East) Limited                                          Cyprus
NCR (North Africa) Limited                                         Cyprus
NCR (IRI) Ltd.                                                     Cyprus
NCR Danmark A/S                                                    Denmark
NCR Dominicana C. por A.                                     Dominican Republic
NCR Finland Oy                                                     Finland
NCR Petrol Management Systems Oy                                   Finland
NCR France S.A.                                                    France
NCR Antilles S.A.R.L.                                              France
NCR Gabon S.A.R.L.                                                  Gabon
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NCR Holding GmbH                                                Germany
NCR GmbH                                                        Germany
NCR OEM Europe GmbH                                             Germany
NCR Central and Eastern Europe GmbH                             Germany
NCR Czeska republika spol. s.r.o.                           Czech Republic
NCR Ghana Limited                                                Ghana
NCR (Hellas) S.A.                                               Greece
NCR Foreign Sales Corporation                                    Guam
NCR (Hong Kong) Limited                                        Hong Kong
NCR (China) Limited                                            Hong Kong
NCR (Asia) Limited                                             Hong Kong
NCR Asia Pacific Logistics Center Limited                      Hong Kong
NCR Magyarorszag Kft.                                           Hungary
NCR Corporation India Private Limited                            India
P. T. NCR Rencana                                              Indonesia
NCR Italia S.p.A.                                                Italy
NCR Japan, Ltd.                                                  Japan
NCR Japan Sales Co., Ltd.                                        Japan
NCR Holdings Ltd.                                                Japan
NCR (Kenya) Limited                                              Kenya
Afrique Investments Ltd.                                         Kenya
Data Processing Printing and Supplies Limited                    Kenya
NCR Korea Co., Ltd.                                              Korea
NCR (Macau) Limited                                              Macau
NCR (Malaysia) Sdn. Bhd.                                       Malaysia
EPNCR (Malaysia) Sdn. Bhd.                                     Malaysia
Compu Search Sdn Bhd                                           Malaysia
NCR de Mexico, S.A. de C.V.                                     Mexico
NCR (Maroc)                                                     Morocco
NCR Nederland N.V.                                            Netherlands
NCR European Logistics Center BV                              Netherlands
NCR EMEA Regional Care Center B.V.                            Netherlands
NCR Financial Shared Services Center B.V.                     Netherlands
NCR (NZ) Limited                                              New Zealand
NCR (Nigeria) PLC                                               Nigeria
NCR Norge A/S                                                   Norway
NCR Corporation de Centro-America, S.A.                         Panama
NCR Corporation de Panama, S.A.                                 Panama
NCR del Peru S.A.                                                Peru
NCR Corporation (Philippines)                                 Philippines
NCR Software Corporation (Philippines)                        Philippines
NCR Polska Sp.z.o.o.                                            Poland
NCR Portugal-Informatica, Lda                                  Portugal
NCR Corporation of Puerto Rico                                Puerto Rico
NCR Romania Information Technology S.R.L.                       Romania
NCR A/O                                                         Russia
NCR Singapore Pte Ltd                                          Singapore
NCR Asia Pacific Pte Ltd.                                      Singapore
NCR Slovensko spol. s.r.o.                                     Slovakia
NCR I.T. d.o.o.                                                Slovenia
NCR International (South Africa) (Pty) Ltd.                  South Africa
NCR Espana, S.A.                                                 Spain
NCR (Switzerland)                                             Switzerland
National Registrierkassen AG                                  Switzerland
NCR Systems Taiwan Limited                                      Taiwan
NCR Taiwan Software Ltd                                         Taiwan
NCR (Thailand) Limited                                         Thailand
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NCR Tunisia, Societe Anonyme                                     Tunisia
NCR Bilisim Sistemleri, A.S.                                     Turkey
NCR UK Group Limited                                         United Kingdom
NCR Limited                                                  United Kingdom
NCR (Holdings) Ltd.                                          United Kingdom
NCR Properties Limited                                       United Kingdom
Express Boyd Limited                                         United Kingdom
NCR Capita Limited                                           United Kingdom
NCR Financial Solutions Group Limited                        United Kingdom
NCR Treasury Services Limited                                United Kingdom
Regis Court Management Limited                               United Kingdom
NCR Capita (May) Limited                                     United Kingdom
Melcombe Court Management (Marylebone) Limited               United Kingdom
Teradata UK Ltd                                              United Kingdom
NCR (Zambia) Ltd.                                                Zambia
NCR Zimbabwe (Private) Limited                                  Zimbabwe
N Timms & Co. (Private) Limited                                 Zimbabwe